[LETTERHEAD OF WILMER CUTLER PICKERING HALE AND DORR LLP]

October 25, 2004

Pioneer Bond Fund
60 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

Pioneer Bond Fund (the "Fund") was established as a Delaware statutory trust under an Agreement and Declaration of Trust dated January 5, 1999 (the "Declaration of Trust"). The beneficial interests thereunder are represented by transferable shares of beneficial interest, no par value.

The Trustees have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. Pursuant to Article V,
Section 2 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable. Pursuant to Article V, Sections 2 and 3 of the Declaration of Trust, the Trustees are empowered in their discretion to issue shares of any series for such amount and type of consideration, including cash or securities, and on such terms as the Trustees may authorize, all without action or approval of the shareholders. As of the date of this opinion, the Trustees have established one additional class of shares of the Fund, designated as Investor Class shares.

We have examined the Declaration of Trust and By-Laws, each as amended from time to time, of the Fund, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, Fund records and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified of photostatic copies.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Further, we do not express any opinion as to (i) the availability of the remedy of specific performance or any other equitable remedy upon breach of any provision of any agreement whether applied by a court of law or equity, (ii) the successful assertion of any equitable defense, or (iii) the right of any party to enforce the indemnification or contribution provisions of any agreement.

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Pioneer Bond Fund
October 25, 2004
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In rendering the opinion below, insofar as it relates to the good standing and valid existence of the Fund, we have relied solely on a certificate of the Secretary of the State of Delaware, dated as of a recent date, and such opinion is limited accordingly and is rendered as of the date of such certificate.

This opinion is limited to the Delaware Statutory Trust Act statute, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Delaware.

Our opinion below, as it relates to the non-assessability of the shares of the Fund, is qualified to the extent that any shareholder is, was or may become a named Trustee of the Fund. It is also qualified to the extent that, pursuant to
Section 2 of Article VIII of the Declaration of Trust, the Trustees have the power to cause shareholders, or shareholders of a particular series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing share ownership (or by both means).

Subject to the foregoing, we are of the opinion that the Fund is a duly organized and validly existing statutory trust in good standing under the laws of the State of Delaware and that the Investor Class shares of the Fund, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Declaration of Trust, the Fund's Registration Statements on Form N-1A and this Form N-14, will be validly issued, fully paid and non-assessable shares of beneficial interest in the Fund, subject to compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended, and the applicable state laws regulating the sale of securities.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Fund's Registration Statements on Form N-1A and Form N-14. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,


/S/ David C. Phelan

WILMER CUTLER PICKERING
HALE AND DORR LLP

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts - Safeco Funds," in the Combined Proxy Statement (of Safeco Taxable Bond Trust, Safeco Tax-Exempt Bond Trust, Safeco Managed Bond Trust and Safeco Money Market Trust) and Prospectus for Investor Class Shares of Pioneer Bond Fund, and to the incorporation by reference of our report dated January 30, 2004, with respect to the financial statements and financial highlights of Safeco Intermediate-Term Bond Fund included in the Safeco Managed Bond Trust Annual Report for the year ended December 31, 2003, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Bond Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 4.1(f)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the Safeco Managed Bond Trust Statement of Additional Information, and to the incorporation by reference of our report, dated January 30, 2004, on the financial statements and financial highlights of Safeco Intermediate-Term Bond Fund included in the Safeco Managed Bond Trust Annual Report for the year ended December 31, 2003, in Post-Effective Amendment No. 21 to the Registration Statement (Form N-1A, File Nos. 33-47859/811-6667), as filed with the Securities and Exchange Commission on April 29, 2004 (Accession No. 0001193125-04-072489), which is incorporated by reference into the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Bond Fund.

                                            /s/ ERNST & YOUNG LLP


Seattle, Washington
October 20, 2004



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Experts - Pioneer Funds", in the Combined Proxy Statement of Safeco Taxable Bond Trust, Safeco Tax-Exempt Bond Trust, Safeco Managed Bond Trust and Safeco Money Market Trust, and Prospectus for Investor Class Shares of Pioneer Bond Fund ("Combined Proxy Statements and Prospectus"), and to the incorporation by reference of our report dated August 5, 2004, with respect to the financial statements and financial highlights of Pioneer Bond Fund, included in the Annual Report to the Shareowners for the year ended June 30, 2004, in the Combined Proxy Statements and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Bond Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 4.2(g)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statements and Prospectus.

We also consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the Pioneer Bond Fund Class A, Class B, Class C, Class R and Class Y Shares Statement of Additional Information, and to the incorporation by reference of our report, dated August 13, 2003, on the financial statements and financial highlights of Pioneer Bond Fund included in the Annual Report to the Shareowners for the year ended June 30, 2003, in Post-Effective Amendment No. 37 to the Registration Statement (Form N-1A, File Nos. 2-62436; 811-02864), as filed with the Securities and Exchange Commission on October 29, 2003 (Accession No. 0000276776-03-000014), which is incorporated by reference into the Combined Proxy Statements and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Bond Fund.

                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
October 19, 2004


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